UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 12, 2023

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania		17703-0967
(Address of principal executive offices)		(Zip Code)

(570) 322-1111 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ☐

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.55 par value	PWOD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2023, Penns Woods Bancorp, Inc. and Richard A. Grafmyre, Chief Executive Officer of the Company, entered into an Amendment, dated December 12, 2023 (the “Amendment”), to Mr. Grafmyre’s existing Amended and Restated Employment Agreement, dated March 9, 2021 (the “Employment Agreement”). The Amendment amends the Employment Agreement to extend the fixed term of the Employment Agreement to April 30, 2028, with additional one-year renewals thereafter unless either party gives notice of nonrenewal at least sixty days prior to an annual renewal date (commencing with the annual renewal date occurring on May 1, 2028).

Except as modified by the Amendment, the Employment Agreement remains in effect in accordance with its terms.

A copy of the Amendment is attached hereto as Exhibit 10.2. The foregoing description of the Amendment is qualified by reference to the Amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Amended and Restated Employment Agreement, dated March 9, 2021, between Penns Woods Bancorp, Inc. and Richard A. Grafmyre (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on March 10, 2021).

10.2	Amendment to Employment Agreement, dated December 12, 2023, between Penns Woods Bancorp, Inc. and Richard A. Grafmyre.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: December 14, 2023

	By:	/s/ Brian L. Knepp
Brian L. Knepp
President and Chief Financial Officer

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